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                                                                    EXHIBIT 99.1


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     W. R. Berkley Corporation                           NEWS
     165 Mason Street, P.O. Box 2518                     RELEASE
     Greenwich, Connecticut 06836-2518
     (203) 629-3000
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   FOR IMMEDIATE RELEASE                                 CONTACT:
                                                         Eugene G. Ballard
                                                         Senior Vice President -
                                                         Chief Financial Officer
                                                         and Treasurer
                                                         203-629-3000


               W. R. BERKLEY CORPORATION COMMENCES PUBLIC OFFERING



     GREENWICH, CT, October 29, 2001 -- W. R. Berkley Corporation (NYSE: BER) announced today that it has commenced a public offering of 2,800,000 shares of its common stock. Proceeds of the offering will be used to provide additional capital for its insurance subsidiaries and for general corporate purposes. The Company has also granted the underwriters an option to purchase up to 420,000 additional shares to cover over-allotments.

     The offering is being lead-managed by Morgan Stanley and is being co-managed by Credit Suisse First Boston Corporation and Merrill Lynch & Co. A written prospectus relating to the offering may be obtained from the underwriters.

     A shelf registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This announcement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company, which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

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